SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 15, 2005

(Date of earliest event reported)

DELTA PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	0-16203	84-1060803
(State of Incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

Suite 4300 370 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 293-9133

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As previously reported in our Current Report on Form 8-K dated March 9, 2005, Delta Petroleum Corporation (“Delta,” the “Company,” “we,” “us” or “our”) entered into a Purchase Agreement, dated March 9, 2005 (the “Purchase Agreement”), among Delta, our wholly-owned subsidiaries, Delta Exploration Company, Inc., Piper Petroleum Corporation and Castle Texas Exploration Limited Partnership as guarantors (the “Guarantors”) and J.P. Morgan Securities Inc., as representative of the several initial purchasers, relating to our sale and issuance of $150 million in aggregate principal amount of our 7% senior unsecured notes due 2015 (the “Senior Notes”). An affiliate of J.P. Morgan Securities Inc. is a lender under our bank credit facility.

On March 15, 2005, we entered into (i) an Indenture, dated as of March 15, 2005 (the “Indenture”), among us, the Guarantors and U.S Bank National Association, as trustee (the “Trustee”) and (ii) a Registration Rights Agreement, dated March 15, 2004, among us, the Guarantors and J.P. Morgan Securities Inc., as representative of the several initial purchasers, each relating to the Senior Notes.

On March 15, 2005, the Senior Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Senior Notes will mature on April 1, 2015 and interest is payable on the Senior Notes on each April 1 and October 1, beginning October 1, 2005.

At any time prior to April 1, 2008, we may redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price of 107.000% of the principal amount, with the proceeds of certain equity offerings. Before April 1, 2010, we may redeem some or all of the notes at a make-whole redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest, plus a make-whole premium. On and after April 1, 2010, we may redeem some or all of the notes at redemption prices (expressed as percentages of principal amount) equal to 103.500% for the twelve-month period beginning on April 1, 2010, 102.333% for the twelve-month period beginning on April 1, 2011, 101.167% for the twelve-month period beginning on April 1, 2012 and 100.00% beginning on April 1, 2013, plus accrued and unpaid interest.

The Indenture restricts our ability and the ability of our restricted subsidiaries to: (i) borrow money; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; (iii) make investments; (iv) use assets as collateral in other transactions; (v) enter into sale and leaseback transactions; (vi) sell certain assets or merge with or into other companies; (vii) enter into transactions with affiliates; and (viii) engage in unrelated businesses. These covenants are subject to a number of important exceptions and qualifications.

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Senior Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Senior Notes; (iii) our failure to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by us to comply for 30 days after notice with provisions of the Indenture relating to change of control or asset sales or certain covenants described in the Indenture (provided that notice need not be given and an Event of Default shall occur, 30 days after any breach of the covenants relating to restricted payments or incurrence of indebtedness and issuance of disqualified equity) in each case other than a failure to purchase Senior Notes which will constitute an Event of Default under (ii) above and other than a failure to comply with certain covenants relating to merger, consolidation or sale of assets which will constitute an Event of Default under (iii) above; (v) our failure to comply for 60 days after notice with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our restricted subsidiaries (or the payment of which is guaranteed by us or any of our restricted subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vii) failure by either us or any of our restricted subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee of the Senior Notes; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to us or any of our significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to us, all outstanding Senior Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the notes to be due and payable immediately.

Pursuant to the Registration Rights Agreement, we and the Guarantors will use our reasonable best efforts to file an exchange offer registration statement with the SEC with respect to an offer to exchange the Senior Notes for substantially identical notes that are registered under the Securities Act, and to have such registration statement declared effective by the SEC within 180 days after March 15, 2005. Additionally, we and the Guarantors have agreed to promptly commence the exchange offer after the exchange offer registration statement is declared effective by the SEC and to use their reasonable best efforts to complete the exchange offer not later than 30 days after such effective date. Under some circumstances, in lieu of a registered exchange offer, we have agreed to file a shelf registration statement with respect to the notes and to use our reasonable best efforts to keep the shelf registration statement effective until the earlier of the period specified in Rule 144(k) or the sale pursuant to the shelf registration statement of all of the Senior Notes registered thereunder. We are required to pay additional interest if we fail to comply with our obligations to register the Senior Notes within the specified time periods.

Also effective March 15, 2005, we entered into a Second Amendment to our existing Credit Agreement with JPMorgan Chase Bank, N.A. and our other banks pursuant to which, among other things, the amount of our borrowing base was reduced to $60.0 million, Castle Texas Exploration Limited Partnership is added as a Guarantor on the credit facility and our banks consented to our issuance of the Senior Notes.

The description set forth above is qualified in its entirety by the Purchase Agreement, Indenture, the form of Senior Notes, the Registration Rights Agreement and the Second Amendment to Credit Agreement, which are filed herewith as exhibits.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Each exhibit identified below is filed as part of this report:

Exhibit 4.1	Purchase Agreement dated March 9, 2005, among Delta Petroleum Corporation, the Guarantors named therein and the Initial Purchasers named therein.

Exhibit 4.2	Registration Rights Agreement dated March 15, 2005, among Delta Petroleum Corporation, the Guarantors named therein and the Initial Purchasers named therein.

Exhibit 4.3	Indenture dated as of March 15, 2005, among Delta Petroleum Corporation, the Guarantors named therein and US Bank National Association, as Trustee.

Exhibit 4.4	Form of 7% Series A Senior Notes due 2015 with attached notation of Guarantees (incorporated by Reference to Exhibits A, B, C and E of Exhibit 4.3 hereto).

Exhibit 10.1	Second Amendment to Credit Agreement between Delta Petroleum Corporation and the banks named therein, dated March 15, 2005

Exhibit 99.1	Press Release dated March 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA PETROLEUM CORPORATION
(Registrant)

Date: March 15, 2005	By:	/s/ Kevin K. Nanke
Kevin K. Nanke, Treasurer and Chief Financial Officer

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